   As filed with the Securities and Exchange Commission on: August __, 1997
                                                Registration No. 333-___________
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549
                                _______________

                                    FORM S-8

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                                _______________

                           ADVANCED MICRO DEVICES, INC.
           ---------------------------------------------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


            DELAWARE                                      94-1692300
   ---------------------------              ------------------------------------
  (STATE OR OTHER JURISDICTION              (I.R.S. EMPLOYER IDENTIFICATION NO.)
OF INCORPORATION OR ORGANIZATION)


  ONE AMD PLACE, SUNNYVALE, CALIFORNIA                    94088-3453
----------------------------------------                  ----------
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                  (ZIP CODE)

            ADVANCED MICRO DEVICES, INC. 1991 STOCK PURCHASE PLAN
        ---------------------------------------------------------------
                           (FULL TITLE OF THE PLANS)

                               THOMAS M. MCCOY
                 VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                  ADVANCED MICRO DEVICES, INC., ONE AMD PLACE,
                         SUNNYVALE, CALIFORNIA  94088-3453
                 ---------------------------------------------
                    (NAME AND ADDRESS OF AGENT FOR SERVICE)

                                (408) 732-2400
                             --------------------
         (TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                                  CALCULATION OF REGISTRATION FEE
=====================================================================================================================
                                                        Proposed Maximum       Proposed Maximum
    Title of Securities               Amount to             Offering               Aggregate            Amount of
      to be Registered              be Registered        Price per Share        Offering Price       Registration Fee
---------------------------------------------------------------------------------------------------------------------
  Common Stock, $.01 par value         1,500,000             $35.875/1/         $53,812,500           $16,307
=====================================================================================================================
1    Estimated solely for the purpose of determining the registration fee, computed in accordance with Rule 457(h) and
     Rule 457(c) on the basis of the average of the reported high and low prices for the Common Stock on the New York
     Stock Exchange on August 11, 1997, 1997.


The contents of the registration statement identified by file number 33-39747 and 333-00969, are hereby incorporated by reference.

ITEM 8. EXHIBITS

        See Index to Exhibits

                                   SIGNATURES
                                   ----------


     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Sunnyvale, California, on this 14th day of August, 1997.



                         ADVANCED MICRO DEVICES, INC.


                                                /s/ Marvin D. Burkett
                                           By __________________________________
                                                       Marvin D. Burkett
                                                     Senior Vice President
                                              Chief Financial and Administrative
                                                     Officer and Treasurer



                               Power of Attorney
                               -----------------

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints W.J. Sanders III and Marvin D. Burkett, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


         Signature                          Title                      Date
         ---------                          -----                      ----

/s/ W.J. Sanders III
---------------------------  Chairman of the Board and Chief     August 14, 1997
W.J. Sanders III             Executive Officer (Principal
                             Executive Officer)


/s/ Richard Previte
---------------------------  Director, President and Chief       August 14, 1997
Richard Previte              Operating Officer


/s/ S. Atiq Raza
---------------------------  Director, Vice President            August 14, 1997
S. Atiq Raza                 and Chief Technical Officer


/s/ Friedrich Baur
---------------------------  Director                            August 14, 1997
Friedrich Baur


/s/ Charles M. Blalack
---------------------------  Director                            August 14, 1997
Charles M. Blalack


/s/ R. Gene Brown
---------------------------  Director                            August 14, 1997
R. Gene Brown


/s/ Joe L. Roby
---------------------------  Director                            August 14, 1997
Joe L. Roby


/s/ Leonard Silverman
---------------------------  Director                            August 14, 1997
Leonard Silverman


/s/ Marvin D. Burkett
---------------------------  Senior Vice President, Chief        August 14, 1997
Marvin D. Burkett            Financial and Administrative
                             Officer and Treasurer (Principal
                             Financial Officer and Principal
                             Accounting Officer)

                                 EXHIBIT INDEX
                                 -------------


Exhibit
  No.                            Exhibit Name
-------                          ------------
5          Opinion of Counsel; Bronson, Bronson & McKinnon
23.1       Consent of Ernst & Young LLP, Independent Auditors
23.2       Consent of Counsel (See Exhibit 5)
24         Power of Attorney (see signature pages)
99.1       Advanced Micro Devices, Inc. 1991 Stock Purchase Plan, filed as an appendix to the Company's Definitive Proxy Statement filed with the
           Securities and Exchange Commission on March 20, 1997, is hereby incorporated by reference.